CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of EQ Premier VIP Trust of our report dated February 17, 2021, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds listed below for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

EQ/Aggressive Allocation Portfolio	Target 2015 Allocation Portfolio
EQ/Conservative Allocation Portfolio	Target 2025 Allocation Portfolio
EQ/Conservative-Plus Allocation Portfolio	Target 2035 Allocation Portfolio
EQ/Core Plus Bond Portfolio	Target 2045 Allocation Portfolio
EQ/Moderate Allocation Portfolio	Target 2055 Allocation Portfolio
EQ/Moderate-Plus Allocation Portfolio

/s/PricewaterhouseCoopers LLP

New York, New York

April 27, 2021